Exhibit 99.1

Anworth Reports First Quarter Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--May 3, 2019--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company” or “Anworth”) today reported its financial results for the first quarter ended March 31, 2019.

Earnings

The following table summarizes the Company’s core earnings, GAAP net loss to common stockholders, and comprehensive income for the three months ended March 31, 2019:

	Three Months Ended
	March 31, 2019
	(unaudited)
	Earnings	Per Weighted Share
	(in thousands)
Core Earnings	$11,948	$0.12
GAAP net loss to common stockholders	$(22,267)	$(0.23)
Comprehensive income	$20,476	$0.21

Core earnings is a non-GAAP financial measure, which is explained and reconciled to GAAP net loss to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive income is shown on the consolidated statements of comprehensive income, which is included in this earnings release. Comprehensive income consists of the net loss to all stockholders (including the amounts paid to preferred stockholders) and the change in other comprehensive income.

Portfolio

At March 31, 2019 and December 31, 2018, the composition of the Company’s portfolio at fair value was as follows:

	March 31, 2019		December 31, 2018
	Dollar Amount	Percentage	Dollar Amount	Percentage
	(in thousands)
	(unaudited)
Agency MBS:
ARMS and hybrid ARMs	$1,424,495	24.2%	$1,547,405	26.6%
Fixed-rate Agency MBS	2,320,596	39.3%	2,001,314	34.3%
TBA Agency MBS	721,391	12.0%	906,016	15.6%
Total Agency MBS	$4,466,482	75.5%	$4,454,735	76.5%
Non-Agency MBS	768,597	13.0%	795,203	13.7%
Residential mortgage loans(1)	535,077	9.1%	549,016	9.4%
Residential mortgage loans held-for-securitization	129,583	2.2%	11,660	0.2%
Residential real estate	13,752	0.2%	13,782	0.2%
Total Portfolio	$5,913,491	100.0%	$5,824,396	100.0%
Total Assets(2)	$6,063,120		$5,939,700
____________________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.
(2)	Includes TBA Agency MBS.

Agency MBS

At March 31, 2019, the allocation of the Company’s agency mortgage-backed securities (“Agency MBS”) was approximately 32% adjustable-rate and hybrid adjustable-rate Agency MBS, 52% fixed-rate Agency MBS, and 16% fixed-rate TBA Agency MBS. At December 31, 2018, the allocation of the Company’s Agency MBS was approximately 35% adjustable-rate and hybrid adjustable-rate Agency MBS, 45% fixed-rate Agency MBS, and 20% fixed-rate TBA Agency MBS, both periods of which are detailed below:

	March 31, 2019	December 31, 2018
	(dollar amounts in thousands)
	(unaudited)
Fair value of Agency MBS and TBA Agency MBS	$4,466,482	$4,454,735
Adjustable-rate Agency MBS coupon reset (less than 1 year)	20%	20%
Hybrid adjustable-rate Agency MBS coupon reset (1-3 years)	3	5
Hybrid adjustable-rate Agency MBS coupon reset (3-5 years)	6	7
Hybrid adjustable-rate Agency MBS coupon reset (greater than 5 years)	3	3
Total adjustable-rate Agency MBS	32%	35%
15-year fixed-rate Agency MBS	8	20
15-year fixed-rate TBA Agency MBS	-	10
20-year fixed-rate Agency MBS	8	8
30-year fixed-rate Agency MBS	36	17
30-year fixed-rate TBA Agency MBS	16	10
Total MBS	100%	100%

At March 31, 2019 and December 31, 2018, the summary statistics of the Company’s Agency MBS portfolio were as follows:

	March 31, 2019	December 31, 2018
	(unaudited)
Weighted Average Agency MBS Coupon:
Adjustable-rate Agency MBS	4.34%	4.09%
Hybrid adjustable-rate Agency MBS	2.52	2.52
15-year fixed-rate Agency MBS	3.13	2.90
15-year fixed-rate TBA Agency MBS	-	3.57
20-year fixed-rate Agency MBS	3.70	3.69
30-year fixed-rate Agency MBS	4.05	4.04
30-year fixed-rate TBA Agency MBS	4.32	4.35
Total Agency MBS:	3.84%	3.54%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.67%	102.65%
Hybrid adjustable-rate Agency MBS	102.53	102.49
15-year fixed-rate Agency MBS	102.06	102.28
15-year fixed-rate TBA Agency MBS	-	100.47
20-year fixed-rate Agency MBS	104.02	104.48
30-year fixed-rate Agency MBS	102.73	102.90
30-year fixed-rate TBA Agency MBS	103.06	102.49
Total Agency MBS:	102.79%	102.47%
Average asset yield (weighted average coupon divided by average amortized cost)	3.74%	3.45%
Unamortized premium	$99.7 million	$95.2 million
Unamortized premium as a percentage of par value	2.79%	2.47%
Premium amortization expense on Agency MBS for the respective quarter	$5.9 million	$7.4 million

At March 31, 2019 and December 31, 2018, the constant prepayment rate (“CPR”) and weighted average term to next interest rate reset of our Agency MBS were as follows:

	March 31, 2019	December 31, 2018
	(unaudited)
Constant prepayment rate (CPR) of Agency MBS	13%	14%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	19%	21%
Weighted average term to next interest rate reset on Agency MBS	24 months	24 months

Non-Agency MBS

The following tables summarize the Company’s Non-Agency MBS at March 31, 2019 and December 31, 2018:

	March 31, 2019
				Weighted Average
Portfolio Type	Fair Value	Amortized Cost	Current Principal	Amortized Cost	Coupon	Yield
	(in thousands)
	(unaudited)
Legacy Non-Agency MBS (pre-2008)	$551,428	$537,652	$719,254	74.75%	5.59%	5.56%
Non-performing	82,884	83,007	83,260	99.70	5.19	5.49
Credit Risk Transfer	134,285	130,210	141,839	91.80	4.30	5.81
Total Non-Agency MBS	$768,597	$750,869	$944,353	79.51%	5.35%	5.60%

	December 31, 2018
				Weighted Average
Portfolio Type	Fair Value	Amortized Cost	Current Principal	Amortized Cost	Coupon	Yield
	(in thousands)
	(unaudited)
Legacy Non-Agency MBS (pre-2008)	$561,940	$553,292	$738,210	74.95%	5.56%	5.57%
Non-performing	101,744	102,450	102,760	99.70	5.14	5.42
Credit Risk Transfer	131,519	129,898	141,839	91.58	4.30	5.72
Total Non-Agency MBS	$795,203	$785,640	$982,809	79.94%	5.34%	5.58%

Residential Mortgage Loans Held-for-Investment

The following table summarizes the Company’s residential mortgage loans held-for-investment at March 31, 2019 and December 31, 2018:

	March 31,	December 31,
	2019	2018
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-investment	$535,077	$549,016
Asset-backed securities issued by securitization trusts	525,712	539,651
Retained interest in loans held in securitization trusts	$9,365	$9,365

Residential Mortgage Loans Held-for-Securitization

The following table summarizes the Company’s residential mortgage loans held-for-securitization at March 31, 2019 and December 31, 2018:

	March 31,	December 31,
	2019	2018
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-securitization	$129,583	$11,660
Amount outstanding on warehouse line of credit	$15,442	$-
Payable for purchased loans	$112,316	$11,660

Residential Properties Portfolio

At March 31, 2019 and December 31, 2018, Anworth Properties Inc. owned 86 and 86 single-family residential rental properties, respectively, located in Southeastern Florida that were carried at a total cost, net of accumulated depreciation, of $13.8 million and $13.8 million, respectively.

MBS Portfolio Financing

	March 31, 2019
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$ 3,215,000	$ 545,634	$ 3,760,634
Average interest rate	2.68%	3.60%	2.81%
Average maturity	33 days	18 days	31 days
Average interest rate after adjusting for interest rate swaps			2.32%
Average maturity after adjusting for interest rate swaps			1,222 days

	December 31, 2018
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$ 3,235,000	$ 576,627	$ 3,811,627
Average interest rate	2.52%	3.55%	2.67%
Average maturity	35 days	13 days	32 days
Average interest rate after adjusting for interest rate swaps			2.23%
Average maturity after adjusting for interest rate swaps			1,217 days

Portfolio Leverage

At March 31, 2019, the Company’s leverage multiple was 6.05x. The leverage multiple is calculated by dividing the Company’s repurchase agreements and credit line outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 7.18x at March 31, 2019. At December 31, 2018, the Company’s leverage multiple was 6.16x and the effective leverage was 7.63x.

Interest Rate Swaps

At March 31, 2019 and December 31, 2018, the Company’s interest rate swaps agreements (“Swaps”) had the following notional amounts, weighted average fixed rates, and remaining terms:

	March 31, 2019
Maturity	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years
	(in thousands)
	(unaudited)
Less than 12 months	$650,000	1.61%	6	0.5
1 year to 2 years	666,000	1.76	18	1.5
2 years to 3 years	300,000	1.87	30	2.5
3 years to 4 years	270,000	2.09	44	3.7
4 years to 5 years	355,000	2.39	57	4.7
5 years to 7 years	525,000	2.48	75	6.3
7 years to 10 years	590,000	2.82	104	8.7
	$3,356,000	2.13%	47	3.9

	December 31, 2018
Maturity	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years
	(in thousands)
	(unaudited)
Less than 12 months	$725,000	1.60%	7	0.6
1 year to 2 years	591,000	1.70	19	1.6
2 years to 3 years	400,000	1.96	30	2.5
3 years to 4 years	220,000	1.92	43	3.6
4 years to 5 years	205,000	2.27	57	4.8
5 years to 7 years	475,000	2.41	73	6.1
7 years to 10 years	690,000	2.83	104	8.7
	$3,306,000	2.10%	47	3.9

Effective Net Interest Rate Spread

	March 31, 2019	December 31, 2018
	(unaudited)
Average asset yield, including TBA dollar roll income	3.66%	3.56%
Effective cost of funds	2.52	2.52
Effective net interest rate spread	1.14%	1.04%

Certain components of the effective net interest rate spread are non-GAAP financial measures, which are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures Related to Operating Results” at the end of this earnings release.

Dividend

On March 14, 2019, the Company declared a quarterly common stock dividend of $0.13 per share for the first quarter ended March 31, 2019. Based upon the closing price of $4.04 on March 31, 2019, the annualized dividend yield on the Company’s common stock at March 31, 2019 was 12.9%.

Book Value per Common Share

At March 31, 2019, the Company’s book value was $4.76 per share of common stock, which was an increase of $0.05 from $4.71 in the prior quarter.

The $0.13 quarterly dividend plus the $0.05 increase in book value per common share from the prior quarter resulted in a return on book value per common share of 3.8% for the quarter ended March 31, 2019.

Subsequent Events

On April 1, 2019, the conversion rate of our Series B Preferred Stock increased from 5.2588 to 5.3539 shares of our common stock based upon the common stock dividend of $0.13 per share that was declared on March 14, 2019.

On April 30, 2019, we settled on an aggregate of approximately $74.5 million (including premium and accrued interest) of Non-QM residential mortgage loans that we acquired during the quarter ended March 31, 2019.

Conference Call

The Company will host a conference call on Monday, May 6, 2019 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its first quarter 2019 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on May 6, 2019. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10131180. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative, and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will, ” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31,	December 31,
	2019	2018
		(audited)
ASSETS
Agency MBS at fair value (including $3,421,455 and $3,433,252 pledged to counterparties at March 31, 2019 and December 31, 2018, respectively)	$3,745,091	$3,548,719
Non-Agency MBS at fair value (including $700,391 and $726,428 pledged to counterparties at March 31, 2019 and December 31, 2018, respectively)	768,597	795,203
Residential mortgage loans held-for-securitization	129,583	11,660
Residential mortgage loans held-for-investment through consolidated securitization trusts(1)	535,077	549,016
Residential real estate	13,752	13,782
Cash and cash equivalents	21,997	3,165
Reverse repurchase agreements	—	20,000
Restricted cash	75,513	30,296
Interest and dividends receivable	17,539	16,872
Derivative instruments at fair value	27,396	46,207
Right to use asset-operating lease	1,660	1,794
Prepaid expenses and other	5,524	2,986
Total Assets	$5,341,729	$5,039,700
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$16,084	$24,828
Repurchase agreements	3,760,634	3,811,627
Warehouse line of credit	15,442	—
Asset-backed securities issued by securitization trusts(1)	525,712	539,651
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	36,261	15,901
Dividends payable on preferred stock	2,297	2,297
Dividends payable on common stock	12,813	12,803
Payable for purchased MBS	227,997	—
Payable for purchased loans	112,316	11,660
Derivative counterparty margin	5,238	—
Accrued expenses and other	1,045	654
Long-term lease obligation	1,660	1,794
Total Liabilities	$4,754,879	$4,458,595
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($19,494 and $19,494, respectively); 780 and 780 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	$19,455	$19,455
Stockholders’ Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($50,257 and $50,257, respectively); 2,010 and 2,010 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	48,944	48,944
Common Stock: par value $0.01 per share; authorized 200,000 shares, 98,565 and 98,483 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	986	985
Additional paid-in capital	982,344	981,964
Accumulated other comprehensive (loss) income consisting of unrealized gains and losses	9,654	(30,792)
Accumulated deficit	(521,070)	(485,988)
Total Stockholders’ Equity	$567,395	$561,650
Total Liabilities and Stockholders’ Equity	$5,341,729	$5,039,700
____________________
(1)	The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At March 31, 2019 and December 31, 2018, total assets of the consolidated VIEs were $537 million and $551 million (including accrued interest receivable of $1.8 million and $1.8 million), respectively (which is recorded above in the line item “Interest and dividends receivable”), and total liabilities were $527 million and $541 million (including accrued interest payable of $1.7 million and $1.7 million), respectively (which is recorded above in the line item “Accrued interest payable”).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)

	Three Months Ended
	March 31,
	2019	2018
	(unaudited)
Interest and other income:
Interest-Agency MBS	$25,711	$24,044
Interest-Non-Agency MBS	10,466	10,021
Interest-residential securitized mortgage loans	5,368	6,238
Interest-residential mortgage loans held-for-securitization	86	—
Other interest income	19	28
	41,650	40,331
Interest expense:
Interest expense on repurchase agreements	27,136	19,093
Interest expense on asset-backed securities	5,200	6,070
Interest expense on warehouse line of credit	234	—
Interest expense on junior subordinated notes	547	447
	33,117	25,610
Net interest income	8,533	14,721
Operating expenses:
Management fee to related party	(1,724)	(1,737)
Rental properties depreciation and expenses	(355)	(386)
General and administrative expenses	(967)	(1,110)
Total operating expenses	(3,046)	(3,233)
Other (loss):
Income-rental properties	436	451
Realized net (loss) on sales of available-for-sale MBS	(6,147)	(11,987)
Realized (loss) on sales of Agency MBS held as trading investments	(7,363)	(7,327)
Unrealized gain (loss) on Agency MBS held as trading investments	14,906	(8,890)
(Loss) gain on derivatives, net	(27,289)	13,412
Total other (loss)	(25,457)	(14,341)
Net (loss)	$(19,970)	$(2,853)
Dividends on preferred stock	(2,297)	(2,297)
Net (loss) to common stockholders	$(22,267)	$(5,150)
Basic (loss) per common share	$(0.23)	$(0.05)
Diluted (loss) per common share	$(0.23)	$(0.05)
Basic weighted average number of shares outstanding	98,537	98,185
Diluted weighted average number of shares outstanding	98,537	98,185

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)

	Three Months Ended
	March 31,
	2019	2018
	(unaudited)
Net (loss)	$(19,970)	$(2,853)
Available-for-sale Agency MBS, fair value adjustment	25,109	(35,481)
Reclassification adjustment for loss on sales of Agency MBS included in net (loss)	6,169	11,945
Available-for-sale Non-Agency MBS, fair value adjustment	8,187	667
Reclassification adjustment for (gain) loss on sales of Non-Agency MBS included in net (loss)	(22)	42
Amortization of unrealized gains on interest rate swaps remaining in other comprehensive income	1,003	940
Reclassification adjustment for interest (income) on interest rate swaps included in net (loss)	-	(194)
Other comprehensive income (loss)	40,446	(22,081)
Comprehensive income (loss)	$20,476	$(24,934)

Non-GAAP Financial Measures Related to Operating Results

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net loss to common stockholders” for the three months ended March 31, 2019 to “Core Earnings” for the same period. Core Earnings represents “net loss to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the three months ended March 31, 2019 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of the Company’s investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS”;
  the adjustment for depreciation expense on residential rental properties, as this is a non-cash item and is added back by other companies to derive funds from operations; and
  the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the three months ended March 31, 2019. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended March 31, 2019
	Amount	Per Share
	(in thousands)
	(unaudited)
Net (loss) to common stockholders	$(22,267)	$(0.23)
Adjustments to derive core earnings:
Loss on sales of MBS	13,510	0.14
Unrealized (gain) loss on Agency MBS held as trading investments	(14,906)	(0.15)
Unrealized loss (gain) on interest rate swaps, net	33,718	0.34
(Gain) loss on derivatives-TBA Agency MBS, net	(6,429)	(0.06)
Net settlement on interest rate swaps after de-designation(1)	4,862	0.05
Dollar roll income on TBA Agency MBS(2)	1,975	0.02
Premium amortization on MBS	5,886	0.06
Paydown expense(3)	(4,520)	(0.05)
Depreciation expense on residential rental properties(4)	119	-
Core earnings	$11,948	$0.12
Basic weighted average number of shares outstanding	98,537
____________________
(1)	Net settlement on interest rate swaps after de-designation includes all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Unrealized loss on interest rate swaps, net.”
(2)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Loss on derivatives, net” that is included in the Company’s statements of operations.
(3)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(4)	Depreciation expense is added back in the core earnings calculation, as it is a non-cash item, and it is similarly added back in other companies’ calculation of core earnings or funds from operations.

Effective Net Interest Rate Spread

	Three Months Ended
	March 31, 2019
	Amount	Annualized Percentage
	(in thousands)
	(unaudited)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$41,650	3.35%
Income-rental properties	436	0.04
Dollar roll income on TBA Agency MBS(1)	1,975	0.16
Premium amortization on Agency MBS	5,886	0.47
Paydown expense on Agency MBS(2)	(4,520)	(0.36)
Total interest and other income and average asset yield, including TBA dollar roll income	$45,427	3.66%
Effective Cost of Funds:
Total interest expense	$33,117	2.96%
Net settlement on interest rate Swaps after de-designation(3)	(4,862)	(0.44)
Effective total interest expense and effective cost of funds	$28,255	2.52%
Effective net interest rate spread		1.14%
Average earning assets	$4,966,309
Average borrowings	$4,481,309
____________________
(1)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Loss on derivatives, net” that is shown on the Company’s statements of operations.
(2)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(3)	Net settlement on interest rate swaps after de-designation includes all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Loss on interest rate swaps, net.”

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, 2nd Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com